SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-USX-DELHI GROUP

          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 1/06/98           20,000            20.5500
          GAMCO INVESTORS, INC.
                                 1/06/98           10,000            20.5000
                                 1/05/98            5,000-           20.5000
                                 1/02/98            2,900            20.5000
          GABELLI ASSOCIATES FUND
                                 1/06/98           25,000            20.5000
                                 1/05/98           22,200            20.5000
                                 1/02/98           25,000            20.5000
                                12/31/97           12,900            20.5000





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.






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